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                                                                     EXHIBIT 4.4

                           COMMON SECURITY CERTIFICATE

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH SECTION 5.10 OF THE TRUST AGREEMENT.

                            Certificate Number ______

            Number of Common Securities: One Hundred Twenty-Five (125)

                    Certificate Evidencing Common Securities

                                       of

                         United Bancorp Capital Trust I

                                Common Securities


         United Bancorp Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that United Bancorporation of Alabama, Inc. (the "Holder") is the registered owner of One Hundred Twenty-Five (125) common securities of the Trust representing undivided common beneficial interests in the assets of the Trust and designated the Common Securities (the "Common Securities"). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust effective as of June 27, 2002, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust shall furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.



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         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has
executed this certificate this 27th day of June, 2002.



                                    United Bancorp Capital Trust I


                                    By:    /s/ Mitchell D. Staples
                                    Name:  Mitchell D. Staples
                                    Title: Administrative Trustee



                                    United Bancorporation of Alabama, Inc.

                                    By:    /s/ Robert R. Jones
                                    Name:  Robert R. Jones
                                    Title: President



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